UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 16, 2012

HARLAND CLARKE HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Delaware	333-133253	84-1696500
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10931 Laureate Drive, San Antonio, Texas		78249
(Address of principal executive offices)		(Zip code)

(210) 694-8888

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

The following information was prepared by Harland Clarke Holdings Corp. in connection with a proposed refinancing transaction. In this Current Report on Form 8-K, unless the context otherwise requires, “we,” “us,” “our” or “Company” refers to Harland Clarke Holdings Corp. and its subsidiaries.

The following information is being furnished by the Company for informational purposes only and does not constitute the offering of any securities of the Company or its subsidiaries.

Preliminary Financial Data

Currently, we are undergoing our quarter-end closing process. Although our results of operations for the quarter ended June 30, 2012 are not yet available, based on preliminary information (and subject to various adjustments as part of the quarter-end close, which may be significant), we currently expect that for the quarter ended June 30, 2012 our net revenues will be between $376.5 million and $386.5 million, and our adjusted net revenues will be between $382.0 million and $392.0 million compared to net revenues of $405.7 million and adjusted net revenues of $408.5 million for the quarter ended June 30, 2011. We currently expect that for the quarter ended June 30, 2012, operating income will be between $37.0 million and $40.0 million and our Adjusted EBITDA will be between $103.0 million and $108.0 million, compared to operating income of $65.0 million and Adjusted EBITDA of $115.5 million for the quarter ended June 30, 2011.

Adjusted net revenues in the Harland Clarke Corp. (“Harland Clarke”) segment decreased in the second quarter of 2012 as compared to the first quarter of 2012 and the second quarter of 2011 primarily due to volume declines in check and related products and decreased revenues per unit due to contract re-signs. Overall performance was also negatively impacted by the volume declines and contract renewals. The business was successful in implementing a number of cost reduction initiatives and will implement additional initiatives that are expected to be realized in the second half of 2012. Additionally, Harland Clarke recently implemented a number of revenue initiatives, which we expect will also be realized in the second half of 2012.

Adjusted net revenues in the Harland Financial Solutions Inc. (“Harland Financial Solutions”) segment were relatively flat in the second quarter of 2012 as compared to the first quarter of 2012. Overall performance improved significantly due to cost reductions implemented during the second quarter of 2012 that are also expected to be realized in the second half of 2012. As compared to the second quarter of 2011, adjusted net revenues decreased primarily due to the timing of license deals that occurred in the first half of 2011.

Adjusted net revenues in the Scantron Corporation (“Scantron”) segment decreased slightly in the second quarter of 2012 as compared to the first quarter of 2012 due to expected seasonality in the second quarter. Overall performance improved relative to the first quarter of 2012 as result of cost reduction actions taken, in large part, in the GlobalScholar and Spectrum K12 businesses. We expect that these cost reductions will continue to benefit the Scantron segment throughout the rest of 2012. As compared to the second quarter of 2011, adjusted net revenues decreased slightly while overall performance was flat as a result of cost reduction activities, which offset the revenue decline.

The Faneuil (Inc. (“Faneuil”) segment, acquired in the first quarter of 2012, experienced sequential growth in both adjusted net revenues and improvement in overall performance as new client projects begin to ramp up fully.

With regard to the expected cost benefits to the second half of 2012 discussed above, we initiated plans during the second quarter to reduce staff that are expected to decrease administrative expenses by approximately $15 million on an annualized basis, of which approximately 50% are expected to be realized in the second half of 2012. We are also executing plans to deliver approximately $11 million of additional cost savings through operational improvements and facility closures by the end of 2012.

The preliminary financial data of Harland Clarke Holdings Corp. and of Fanueil for the second quarter of 2012 included in this Current Report on Form 8-K have been prepared by, and are the responsibility of, our management. Our closing process for the fiscal quarter ended June 30, 2012 has not yet been completed and is not expected to be completed for some time after the date of this Current Report on Form 8-K. The preliminary financial data presented in this Current Report on Form 8-K are therefore preliminary estimates and are subject to change as a result of the period-end closing process, and the changes that result from such process may be material and adverse. Our outside auditors, Ernst & Young LLP, have not audited, reviewed, compiled or performed any procedures with respect to the preliminary financial data, and accordingly, Ernst & Young LLP does not express an opinion or any form of assurance with respect thereto. Actual results could differ materially as we finalize such results. Accordingly, you should not place undue reliance on such preliminary financial data.

The preliminary financial data are not necessarily indicative of results of future operations. Financial data for periods other than a fiscal year may not be indicative of results of operations over a fiscal year. The preliminary financial data should be read in conjunction with our and Faneuil’s consolidated historical financial statements (and related notes).

The preliminary financial data of Faneuil for the quarter ended June 30, 2012 (and periods including such period) are presented as part of the preliminary financial data on the same basis as the historical financial information of Faneuil included in this Current Report on Form 8-K. We are also presenting preliminary financial data of Faneuil for the twelve months ended June 30, 2012 (using the midpoint of the range of the preliminary financial data). See “Presentation of Faneuil Financial Information.”

Our combined preliminary financial information is based on the arithmetic combination of our predecessor and successor periods and does not reflect the application of pro forma adjustments in accordance with Article 11 of Regulation S-X. See “Combined Historical Financial Information,” below.

We present EBITDA and Adjusted EBITDA as supplemental measures of our performance and believe these measures are meaningful to our investors to enhance their understanding of our operating performance across reporting periods on a consistent basis, as well as our ability to service our indebtedness. See “Non-GAAP Financial Measures” for a discussion of EBITDA and Adjusted EBITDA, including their limits as financial measures. We also present adjusted net revenues as a supplemental measure of our performance. Adjusted net revenues consist of net revenues, adjusted to eliminate the effects of purchase accounting (primarily the elimination of deferred revenues). We present adjusted net revenues because we believe the measure aids comparability of net revenues from our predecessor and successor periods. See “Non-GAAP Financial Measures,” below.

The following tables present net revenues and a reconciliation of operating income to EBITDA and Adjusted EBITDA for the periods indicated. All information presented in the tables is of a preliminary nature (or includes preliminary financial information) except for the historical financial information presented for the periods ended March 31, 2011, June 30, 2011, December 31, 2011 and March 31, 2012.

	Predecessor	Successor
			Preliminary
($ in millions)	HCHC Three months ended June 30, 2011	HCHC excl. Faneuil Three months ended March 31, 2012	HCHC excl. Faneuil Three months ended June 30, 2012 (high) (a)	HCHC excl. Faneuil Three months ended June 30, 2012 (midpoint) (b)	HCHC excl. Faneuil Three months ended June 30, 2012 (low) (c)
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net revenues (d)	$405.7	$391.9	$386.5	$381.5	$376.5

EBITDA and adjusted EBITDA reconciliations:

Operating income	$65.0	$23.4	$40.0	$38.5	$37.0
Other income, net	13.2	(0.2)	—	—	—
Depreciation and amortization	40.6	51.0	53.7	53.5	53.3

EBITDA	$118.8	$74.2	$93.7	$92.0	$90.3
(Gain) on sale of marketable securities (e)	(13.2)	—	—	—	—
Asset impairment charges (f)	1.0	—	—	—	—
Restructuring costs (g)	3.7	1.1	1.8	1.6	1.4
Acquisition related deferred compensation and changes in contingent consideration (h)	(2.4)	(0.5)	—	—	—
Transaction related expenses (i)	—	—	0.7	0.7	0.7
Non-cash charges related to a change in revenue recognition—HFS (j)	—	—	1.2	1.2	1.2
Impact of acquisition accounting adjustments (k)	2.8	27.2	2.0	1.8	1.6
Customer billings in excess / deficit of recognized revenues—HFS (l)	0.8	1.2	2.0	1.8	1.6
Customer billings in excess / deficit of recognized revenues—GlobalScholar and Spectrum K12 (m)	4.0	(0.4)	6.6	6.4	6.2

Adjusted EBITDA (n)	$115.5	$102.8	$108.0	$105.5	$103.0

(a)	Represents the high end of the range of our preliminary estimated results. As discussed above, the results reflected in this column represent management’s preliminary estimates of our results for the three months ended June 30, 2012, which are not final and are subject to change. See “—Preliminary Financial Data.”
(b)	Represents the midpoint of the range of our preliminary estimated results. As discussed above, the results reflected in this column represent management’s preliminary estimates of our results for the three months ended June 30, 2012, which are not final and are subject to change. See “—Preliminary Financial Data.”

(c)	Represents the low end of the range of our preliminary estimated results. As discussed above, the results reflected in this column represent management’s preliminary estimates of our results for the three months ended June 30, 2012, which are not final and are subject to change. See “—Preliminary Financial Data.”
(d)	Net revenues include non-cash fair value adjustments to deferred revenue related to the MacAndrews Acquisition as follows:

	Predecessor	Successor
			Preliminary
($ in millions)	HCHC Three months ended June 30, 2011	HCHC excl. Faneuil Three months ended March 31, 2012	HCHC excl. Faneuil Three months ended June 30, 2012 (high)	HCHC excl. Faneuil Three months ended June 30, 2012 (midpoint)	HCHC excl. Faneuil Three months ended June 30, 2012 (low)
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net revenues	$405.7	$391.9	$386.5	$381.5	$376.5
Acquisition accounting adjustments	2.8	18.1	5.5	5.5	5.5

Adjusted net revenues	$408.5	$410.0	$392.0	$387.0	$382.0

(e)	Reflects a one-time gain on the sale of marketable securities.
(f)	Reflects non-cash asset impairment charges from the write-down of assets.
(g)	Reflects restructuring costs, including adjustments, recorded in accordance with GAAP, consisting primarily of severance, post-closure facility expenses and other related expenses resulting from the closure of several production facilities and reductions in personnel.
(h)	Reflects charges accrued under deferred purchase price agreements and changes in the fair value of contingent consideration related to acquisitions.
(i)	Reflects non-recurring expenses related to the MacAndrews Acquisition in the Corporate segment.
(j)	Reflects non-cash charges at the Harland Financial Solutions segment related to a change in the recognition of revenue for certain product lines.
(k)	Reflects the non-cash fair value adjustments related to acquisition accounting, other than for depreciation and amortization and interest expense.
(l)	Reflects the difference in the amount billed to customers in excess (deficit) of revenues recognized plus non-cash fair value adjustments to deferred revenues at the Harland Financial Solutions segment relating to the acquisitions of Peldec and Parsam Technologies.
(m)	Reflects the difference in the amount billed to customers in excess (deficit) of revenues recognized plus non-cash fair value adjustments to deferred revenues at GlobalScholar and Spectrum K12.
(n)	Calculation of Adjusted EBITDA includes the impact of the GlobalScholar and Spectrum K12 acquisitions, which on a combined basis account for cash operating income (loss) in the following amounts (in millions):

Predecessor HCHC Three months ended June 30, 2011	$(2.6)
Successor HCHC excl. Faneuil Three months ended March 31, 2012	$(9.4)
Successor preliminary HCHC excl. Faneuil Three months ended June 30, 2012 (high)	$(2.0)
Successor preliminary HCHC excl. Faneuil Three months ended June 30, 2012 (midpoint)	$(2.5)
Successor preliminary HCHC excl. Faneuil Three months ended June 30, 2012 (low)	$(3.0)

					Preliminary
($ in millions)	Predecessor Three months ended March 31, 2011	Predecessor Three months ended June 30, 2011	Combined Year ended December 31, 2011(a)	Successor HCHC excl. Faneuil Three months ended March 31, 2012(b)	Successor HCHC excl. Faneuil Three months ended June 30, 2012(c)	Combined HCHC excl. Faneuil Twelve months ended June 30, 2012(d)	Faneuil Twelve months ended June 30, 2012(e)	Combined HCHC incl. Faneuil Twelve months ended June 30, 2012(f)
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net revenues (g)	$403.9	$405.7	$1,621.0	$391.9	$381.5	$1,584.8	$96.5	$1,681.3
EBITDA and adjusted EBITDA reconciliations:
Operating income	$61.8	$65.0	$158.4	$23.4	$38.5	$93.5	$4.8	$98.3
Other income (expense), net	—	13.2	13.2	(0.2)	—	(0.2)	—	(0.2)
Depreciation and amortization	40.4	40.6	164.3	51.0	53.5	187.8	3.1	190.9

EBITDA	$102.2	$118.8	$335.9	$74.2	$92.0	$281.1	$7.9	$289.0
(Gain) on sale of marketable securities (h)	—	(13.2)	(13.2)	—	—	—	—	—
Asset impairment charges (i)	1.3	1.0	111.6	—	—	109.3	—	109.3
Restructuring costs (j)	2.3	3.7	12.6	1.1	1.6	9.3	0.3	9.6
Acquisition related deferred compensation and changes in contingent consideration (k)	(2.7)	(2.4)	(24.3)	(0.5)	—	(19.7)	—	(19.7)
Transaction related expenses (l)	—	—	—	—	0.7	0.7	0.7	1.4
Non-cash charges related to change in revenue recognition—HFS (m)	—	—	1.6	—	1.2	2.8	—	2.8
Impact of acquisition accounting adjustments (n)	3.2	2.8	17.6	27.2	1.8	40.6	—	40.6
Customer billings in excess / deficit of recognized revenues—HFS (o)	(0.3)	0.8	3.0	1.2	1.8	5.5	—	5.5
Customer billings in excess / deficit of recognized revenues—GlobalScholar and Spectrum K12 (p)	0.8	4.0	10.6	(0.4)	6.4	11.8	—	11.8

Adjusted EBITDA (q)	$106.8	$115.5	$455.4	$102.8	$105.5	$441.4	$8.9	$450.3

(a)	Combined presentation reflects the arithmetic addition of the relevant line items for the audited HCHC Predecessor period of January 1 through December 21, 2011 and the audited HCHC Successor period of December 22 through December 31, 2011. See “—Summary Historical Financial Data—HCHC Predecessor and Successor” table for the underlying calculations.
(b)	Pursuant to accounting guidance, HCHC treated the acquisition of Faneuil as if it had occurred on January 1, 2012 in HCHC’s reported results for the three months ended March 31, 2012. For informational purposes, we have removed the results of Faneuil from HCHC’s results in this column.
(c)

Pursuant to accounting guidance, HCHC treated the acquisition of Faneuil as if it had occurred on January 1, 2012 in HCHC’s reported results for the three and six months ended June 30, 2012. For informational purposes, we have removed the results of Faneuil from HCHC’s results in this column. As discussed above, the results reflected in this column are based on the midpoint of management’s preliminary estimates of our results for the three months ended June 30, 2012, which are not final and are subject to change. See “—Preliminary Financial Data.”
(d)	For informational purposes, we present combined historical financial information, excluding Faneuil, for the twelve months ended June 30, 2012, which consists of the arithmetic combination (without applying any pro forma adjustments) of (i) our Predecessor historical financial data for the period from January 1, 2011 to December 21, 2011, plus (ii) our Successor historical financial data for the period from December 22 to December 31, 2011, plus (iii) our Successor historical financial data for the six months ended June 30, 2012, minus (iv) our Predecessor historical financial data for the six months ended June 30, 2011. As discussed above, the results reflected in this column are based on the midpoint of management’s preliminary estimates of our results for the three months ended June 30, 2012, which are not final and are subject to change. See “—Preliminary Financial Data.”
(e)	For underlying annual and quarterly Faneuil financial data, see Faneuil Preliminary and Historical Financial Data after this table. As discussed above, the results reflected in this column are based on management’s preliminary estimates of Faneuil’s results for the three months ended June 30, 2012, which are not final and are subject to change. See “—Preliminary Financial Data.”
(f)	For informational purposes, we present combined historical financial information for the twelve months ended June 30, 2012, which consists of the arithmetic combination (without applying any pro forma adjustments) of (i) our preliminary combined financial data (excluding Faneuil) for the twelve months ended June 30, 2012 plus (ii) the preliminary financial data of Faneuil for the twelve months ended June 30, 2012. As discussed above, the results reflected in this column are based on the midpoint of management’s preliminary estimates of our and Faneuil’s results for the three months ended June 30, 2012, which are not final and are subject to change. See “—Preliminary Financial Data.”
(g)	Net revenues include non-cash fair value adjustments to deferred revenue related to the MacAndrews Acquisition as follows:

					Preliminary
($ in millions)	Predecessor Three months ended March 31, 2011	Predecessor Three months ended June 30, 2011	Combined Year ended December 31, 2011(a)	Successor HCHC excl. Faneuil Three months ended March 31, 2012	Successor HCHC excl. Faneuil Three months ended June 30, 2012	Combined HCHC excl. Faneuil Twelve months ended June 30, 2012	Faneuil Twelve months ended June 30, 2012	Combined HCHC incl. Faneuil Twelve months ended June 30, 2012
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net revenues	$403.9	$405.7	$1,621.0	$391.9	$381.5	$1,584.8	$96.5	$1,681.3
Acquisition accounting adjustment	3.2	2.8	13.7	18.1	5.5	31.3	—	31.3

Adjusted net revenues	$407.1	$408.5	$1,634.7	$410.0	$387.0	$1,616.1	$96.5	$1,712.6

(h)	Reflects a one-time gain on the sale of marketable securities.
(i)	Reflects non-cash asset impairment charges from the write-down of assets. During 2011, we recorded total non-cash impairment charges of $111.0 million for the Scantron segment and $0.6 million for the Harland Clarke segment primarily related to the annual impairment tests for Scantron’s goodwill and indefinite-lived tradename, and the Company’s decision to reclassify the Scantron tradename to a definite life.
(j)	Reflects restructuring costs, including adjustments, recorded in accordance with GAAP, consisting primarily of severance, post-closure facility expenses and other related expenses resulting from the closure of several production facilities and reductions in personnel.

(k)	Reflects charges accrued under deferred purchase price agreements and changes in the fair value of contingent consideration related to acquisitions.
(l)	Reflects non-recurring expenses primarily related to the commencement and termination of client programs at the Faneuil segment and non-recurring charges related to the MacAndrews Acquisition in the Corporate segment.
(m)	Reflects non-cash charges at the Harland Financial Solutions segment related to a change in the recognition of revenue for certain product lines.
(n)	Reflects the non-cash fair value adjustments related to acquisition accounting, other than for depreciation and amortization and interest expense.
(o)	Reflects the difference in the amount billed to customers in excess (deficit) of revenues recognized plus non-cash fair value adjustments to deferred revenues at the Harland Financial Solutions segment relating to the acquisitions of Peldec and Parsam Technologies.
(p)	Reflects the difference in the amount billed to customers in excess (deficit) of revenues recognized plus non-cash fair value adjustments to deferred revenues at GlobalScholar and Spectrum K12.
(q)	Calculation of Adjusted EBITDA includes the impact of the GlobalScholar and Spectrum K12 acquisitions, which on a combined basis account for cash operating income (loss) in the following amounts (in millions):

Predecessor HCHC Three months ended March 31, 2011	$(6.1)
Predecessor HCHC Three months ended June 30, 2011	$(2.6)
Combined HCHC Year ended December 31, 2011 (a)	$(18.3)
Successor HCHC excl. Faneuil Three months ended March 31, 2012 (b)	$(9.4)
Successor Preliminary HCHC excl. Faneuil Three months ended June 30, 2012 (c)	$(2.5)
Combined Preliminary HCHC excl. Faneuil Last twelve months ended June 30, 2012 (d)	$(21.5)
Faneuil Preliminary Last twelve months ended June 30, 2012 (e)	$—
Combined Preliminary HCHC incl. Faneuil Last twelve months ended June 30, 2012 (f)	$(21.5)

Faneuil Preliminary and Historical Financial Data

					Preliminary
($ in millions)	Three months ended March 31, 2011	Three months ended June 30, 2011	Year ended December 31, 2011	Three months ended March 31, 2012	Three months ended June 30, 2012 (high) (a)	Three months ended June 30, 2012 (midpoint) (b)	Three months ended June 30, 2012 (low) (c)	Twelve months ended June 30, 2012 (d)
	(unaudited)	(unaudited)		(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net revenues	$24.4	$24.0	$99.9	$21.9	$23.6	$23.1	$22.6	$96.5
Operating income	$0.7	$1.2	$5.5	$—	$1.4	$1.2	$1.0	$4.8

(a)	Represents the high end of the range of management’s preliminary estimate of Faneuil’s results for the quarter ended June 30, 2012, which are not final and are subject to change.
(b)	Represents the midpoint of the range of management’s preliminary estimate of Faneuil’s results for the quarter ended June 30, 2012, which are not final and are subject to change.
(c)	Represents the low end of the range of management’s preliminary estimate of Faneuil’s results for the quarter ended June 30, 2012, which are not final and are subject to change.
(d)	For informational purposes, we present combined historical financial data of Faneuil for the twelve months ended June 30, 2012, which consist of the arithmetic combination (without applying any pro forma adjustments) of (i) Faneuil’s historical financial data for the year ended December 31, 2011, plus (ii) Faneuil’s historical financial data for the quarter ended March 31, 2012, plus (iii) the midpoint of Faneuil’s preliminary financial data for the quarter ended June 30, 2012, minus (iv) Faneuil’s historical financial data for the quarter ended March 31, 2011, minus (v) Faneuil’s historical financial data for the quarter ended June 30, 2011. As discussed above, the results reflected in this column are based on management’s preliminary estimate of Faneuil’s results for the three months ended June 30, 2012, which are not final and are subject to change.

Presentation of Faneuil Financial Information

On March 19, 2012, we purchased New Faneuil Inc. from affiliates of MacAndrews & Forbes Holdings Inc. (“MacAndrews”), which we refer to as the “Faneuil Acquisition”. Under accounting guidance for transactions among entities under common control, we have accounted for the purchase at historical cost and have retrospectively restated prior periods under common control to include Faneuil operations. Faneuil and Harland Clarke Holdings Corp. came under common control on December 21, 2011, the date on which MacAndrews merged with M&F Worldwide, with M&F Worldwide becoming an indirect, wholly owned subsidiary of MacAndrews (the “ MacAndrews Acquisition”). Faneuil is a separate business segment for financial reporting purposes. For the Successor three months ended March 31, 2012, Faneuil’s results of operations, assets and liabilities are included in our consolidated historical financial data for that period and as of March 31, 2012. Although we were under common control with Faneuil for the Successor period from December 22 to December 31, 2011, we have not retroactively restated our consolidated historical financial data for that period or as of December 31, 2011 to include Faneuil’s results of operations, assets and liabilities because we did not deem the resulting changes to be material for purposes of this Current Report on Form 8-K. Faneuil’s results of operations, assets and liabilities are not included in any of the Predecessor historical financial data. As a result, our historical financial data for the Successor period ended March 31, 2012 and as of that date will not be comparable with any financial data as of or for periods ended prior to December 31, 2011.

In addition, for informational purposes and for purposes of calculating our combined financial results, including Faneuil, for the twelve months ended June 30, 2012, we have separately presented Faneuil’s summary unaudited results of operations for the three months ended March 31, 2011 and 2012, which are based on the books and records of Faneuil and prepared in accordance with the procedures of Faneuil in effect during such period. Faneuil’s results of operations have been reclassified to conform to the line items used in our presentation. Such results of operations have not been audited or reviewed by any party, including our independent accountants. Although we have no reason to believe that the unaudited financial information for Faneuil presented in this report is materially deficient or not prepared in accordance with GAAP, there is a risk that the Faneuil unaudited financial information may contain errors that might have been detected in a review or audit process or might have been different if prepared in accordance with our policies and procedures. Faneuil’s historical financial data for the three months ended March 31, 2011 and 2012 are not comparable to ours because Faneuil was a separate entity with its own accounting policies and procedures.

The preliminary financial information of Faneuil for the quarter ended June 30, 2012 has been prepared on a basis consistent with the historical financial information of Faneuil for the quarter ended March 31, 2011 and 2012.

For informational purposes and also for purposes of producing our combined preliminary financial information for the twelve months ended June 30, 2012, in the periods indicated in this report as “excluding Faneuil,” we have arithmetically excluded the results of Faneuil for such period based on our books and records and those of Faneuil. In producing such financial information, we have not accounted for the exclusion of Faneuil as a disposition or as a discontinued operation and such historical information should not be read as having done so.

Combined Historical Financial Information

For informational purposes, we present combined historical and preliminary financial information for the various periods set forth in this report, which consists of the arithmetic combination (without applying any pro forma adjustments) of the amounts for the periods described. Our combined historical and preliminary financial information does not apply acquisition accounting or accounting for transactions among entities under common control. Furthermore, our combined historical and preliminary financial information is not pro forma financial information prepared in accordance with Article 11 of Regulation S-X and should not be read as such, and the combined historical and preliminary financial information may not be comparable to such pro forma financial information because of (1) differences between the bases of accounting for our Predecessor and Successor Periods as a result of the application of acquisition accounting for the MacAndrews Acquisition and (2) differences between our bases of accounting and those of Faneuil. The combined historical and preliminary financial data may therefore not be indicative of what our results of operations will be over the course of a full fiscal year.

Non-GAAP Financial Measures

To supplement our financial information presented using generally accepted accounting principles in the United States (“GAAP”), we use additional measures to clarify and enhance the understanding of our past performance and future prospects.

EBITDA represents net income before interest expense, net, income taxes, depreciation and amortization (other than amortization related to upfront contract acquisition payments). Adjusted EBITDA represents EBITDA, further adjusted as described above.” EBITDA, Adjusted EBITDA and the related financial ratios, as presented in this Current Report on Form 8-K, are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. They are not a measurement of our financial performance under GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with GAAP or as an alternative to net cash provided by operating activities as measures of our liquidity.

We present EBITDA and Adjusted EBITDA because we believe measures such as these provide useful information with respect to our ability to meet our future debt service, capital expenditures, working capital requirements and overall operating performance. In addition, we utilize EBITDA and Adjusted EBITDA when interpreting operating trends and results of operations of our business.

In addition, in evaluating these non-GAAP measures, you should be aware that in the future we may incur expenses such as those excluded in calculating them. Our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Some of these limitations are:

•	they do not reflect our cash expenditures, future requirements for capital expenditures or contractual commitments;

•	they do not reflect changes in, or cash requirements for, our working capital needs;

•	they do not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on our debt, including the notes;

•

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•	they are not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows;

•	to the extent information is presented on a “combined” basis, it does not reflect pro forma adjustments in accordance with Article 11 of Regulation S-X;

•	they do not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations; and

•	other companies in our industry may calculate EBITDA and Adjusted EBITDA differently from us, limiting their usefulness as a comparative measure.

Because of these limitations, EBITDA and Adjusted EBITDA, and the related financial ratios should not be considered as measures of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to us to meet our obligations, including those under the notes. You should compensate for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA only supplementally. See our consolidated financial statements contained in our public filings.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K contains forward looking statements that reflect management’s current assumptions and estimates of future performance and economic conditions. These statements are subject to a number of risks and uncertainties, many of which are beyond our control. All statements other than statements of historical facts included in this Current Report on Form 8-K, including those regarding our strategy, future operations, financial position, estimated revenues, projected costs, projections, prospects, plans and objectives of management, are forward looking statements. When used in this Current Report on Form 8-K, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “estimates” or similar expressions are intended to identify forward looking statements, although not all forward looking statements contain such identifying words. All forward looking statements speak only as of the date of this Current Report on Form 8-K. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward looking statements we make in this Current Report on Form 8-K are reasonable, such plans, intentions or expectations may not be achieved. Such forward-looking statements are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company cautions investors that any forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those projected, stated or implied by the forward-looking statements. In addition, we encourage you to read the summaries of critical accounting policies in the Company’s Annual Report on 10-K and Quarterly Report on 10-Q.

The factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward looking statements contained in this Current Report on Form 8-K include:

•	our substantial indebtedness;

•

further adverse changes in or worsening of general economic and industry conditions, including the depth and length of the economic downturn and higher unemployment, which could result in more rapid declines in product sales of and/or pricing pressure on the Harland Clarke, Scantron and Faneuil segments, and reductions in information technology budgets which could result in adverse impacts on the HFS segment;

•

weak economic conditions and declines in the financial performance of our business that may result in material impairment charges, which could have a negative effect on our earnings, total assets and market prices of our outstanding securities;

•	our ability to generate sufficient cash in the future that affects our ability to make payments on the notes and our indebtedness;

•	covenant restrictions under our indebtedness that may limit our ability to operate our business and react to market changes;

•	our ability to incur substantially more debt that could exacerbate the risks associated with our substantial leverage;

•	increases in interest rates;

•

the maturity of the paper check industry, including a faster than anticipated decline in check usage due to increasing use of alternative payment methods, decreased consumer spending and other factors and our ability to grow non-check related product lines;

•	consolidation among financial institutions;

•	adverse changes or failures or consolidation among the large financial institution clients on which we depend, resulting in decreased revenues and/or pricing pressure;

•	intense competition in all areas of our business;

•	sales and other taxes which could have adverse effects on our business;

•	our ability to successfully integrate and manage recent acquisitions as well as future acquisitions;

•	our ability to implement any or all components of our business strategy;

•	interruptions or adverse changes in our vendor or supplier relationships;

•	increased production and delivery costs;

•	fluctuations in the costs of raw materials and other supplies;

•	technological improvements that may reduce any advantage over other providers in our respective industries;

•	software defects or cyber-attacks that could harm our business and reputation;

•	our reliance on third party providers for certain significant information technology needs;

•	our ability to protect our intellectual property rights;

•	changes in legislation relating to consumer privacy protection that could increase our costs or limit our future business opportunities;

•	changes in legislation relating to consumer privacy protection that could restrict our business;

•	our ability to protect our client data from account data security breaches;

•	our ability to attract, hire and retain qualified personnel;

•	fluctuations in the costs of paper and other supplies;

•	sales and other taxes that could have adverse effects on our vendor or supplier relationships;

•	environmental risks;

•	downturns in general economic and market conditions and reductions in information technology budgets;

•	the ability of our HFS segment to achieve organic growth;

•	regulations governing the HFS segment;

•	our ability to develop new products for our Scantron segment and to grow Scantron’s web-based education business;

•	future warranty or product liability claims which could be costly to resolve and result in negative publicity;

•

our ability to achieve vendor-specific objective evidence, or “VSOE,” of fair value for multiple-element arrangements for software businesses we have acquired or will acquire, which could affect the timing of recognition of revenue;

•	changes in contingent consideration estimates related to acquisition earn-out arrangements;

•	government and school clients’ budget deficits and reductions in government funding, which could have an adverse impact on our Scantron and Faneuil segments;

•	program-related and government contract risks, which may affect our Faneuil and Scantron segments;

•	lower than expected cash flow from operations;

•	unfavorable foreign currency fluctuations;

•	the loss of one of our significant customers;

•	work stoppages and other labor disturbances;

•	unanticipated internal control deficiencies or weaknesses;

•	softness in direct mail response rates;

•	adjustments to the preliminary financial information presented in this Current Report on Form 8-K due to the completion of our quarterly closing process for the quarter ended June 30, 2012; and

•	uncertainty regarding the impact on 2012 results of the cost reduction and revenue initiatives implemented in the second quarter of 2012.

You should read carefully the factors described in Harland Clarke Holdings’ Annual Report on Form 10-K for the year ended December 31, 2011 for a description of risks that could, among other things, cause actual results to differ from these forward looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HARLAND CLARKE HOLDINGS CORP.

Date: July 16, 2012	By:	/s/ Martin Wexler
	Name:	Martin Wexler
	Title:	Vice President and Treasurer